Exhibit 10.30
WESTERN GOLDFIELDS, INC.

OFFICER EMPLOYMENT AGREEMENT

THIS OFFICER EMPLOYMENT AGREEMENT (this “Agreement”) is made, entered into and made effective as of January 1, 2004 by and between Western Goldfields, Inc. (“WG”) and Thomas Mancuso (“Officer Employee”) in his capacity as President & CEO, subject to the following defined terms and conditions as agreed upon by WG and the Officer Employee.

RECITALS

A.	WG currently employs Officer Employee as President & CEO.

B.	WG desires to foster certainty in the employment relationship with the Officer Employee, and to protect its trade secrets and confidential information.

C.
In order to induce the Officer Employee to enter into this Agreement, and in order to protect its trade secrets and confidential information, the Company desires to provide Employee with the potential benefits described herein in return for Employee’s promises as described herein.

AGREEMENT

The parties hereto, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

TERM

Subject to the provisions for termination set forth below, this agreement will begin on the effective date of January 1, 2004 and will end on January 1, 2005. At the end of the term this Agreement will automatically be extended for an additional year unless either party gives notice of termination. Such automatic extension to carry forward year by year.

COMPENSATION

Officer Employee will be paid an annual salary of $120,000, payable on bi-monthly in equal installments. The salary level will be reviewed annually beginning January 1, 2005 by the Compensation Committee of WG, and adjustments will be made based on its recommendation and the approval of the full Board of Directors of WG.

1

REIMBURSEMENT OF EXPENSES

WG shall reimburse Officer Employee for all reasonable business expenses incurred by the Officer Employee in the performance of his duties pursuant to this Agreement, provided that Officer Employee provides WG with a written account of expenses in reasonable detail.

BENEFITS

Officer Employee will be entitled to health, dental, 401-K plan, disability insurance benefits, holidays and vacation days. WG shall provide to the employee a life insurance policy which shall pay to the Officer Employee’s estate a compensation of (1) times his current base salary.

STOCK OPTIONS

Officer Employee shall be eligible for stock options as may be recommended by the Compensation Committee and approved by the Board of Directors of WG.

VACATION

The Officer Employee shall be entitled to reasonable vacation from WG to be taken at times as determined appropriate by the Employee and WG.

DUTIES AND RESPONSIBLITIES

The Officer Employee, Thomas Mancuso, President & CEO, duties and responsibilities include the management and supervision of the staff of Western Goldfields and Western Mesquite Mine, raising funds for the Company, and must report to the Board of Directors and to the Shareholders.

EMPLOYEE’S COMMITMENT OF TIME AND EFFORT

Officer Employee will devote his entire time, attention and energies to the business of the WG and will not to engage in other employment or business activities that conflicts with WG’s direct, competitive interest without the consent or disclosure to the full Board of Directors of WG.

TERMINATION

WG may terminate this Agreement without cause at any time upon written notice of termination specifying the date of such termination. WG may terminate the Officer Employee at any time by giving Officer Employee 30 days notice. At the end of the notice period, WG will pay to the Officer Employee an amount equal to (1) times his current base salary plus one month of pay for each year of employment within 30 days. WG agrees to continue in force and effect for 1 year from the date of termination all Benefits and Employee shall immediately be vested in all Incentive Stock Options, Stock Options and any Warrants and Shares.

Termination by Employee.
Officer Employee may terminate his employment on 30 days’ written notice to WG. Officer Employee will be required to perform his/her duties and will be paid his/her regular salary up to the date of termination. The Officer Employee shall have 30 days to exercise any vested Incentive Stock Options, Stock Options and any Warrants and Shares.

2

Termination of Employee by WG for cause.
Employee may be terminated at any time for cause with no severance to Employee. Cause shall be defined as follows:

a.	bankruptcy of WG;
b.	criminal activity or other serious misconduct of Employee;
c.	material breach of the Agreement by the Employee;.
d.	failure of the Employee to perform the essential duties of the position;
e.	Gross negligence or dishonesty in the performance of the Employee’s duties hereunder;
f.	Employee’s willful violation of any of WG’s policies in effect from time to time; or
g.	Employee’s engaging in conduct or activities that materially conflict with the interests of or injure WG, or materially interfere with his duties owed to WG;

Termination because of change in control.
Change in control will occur when WG is purchased by another company or merges with another company resulting in change of management. In such case, Officer Employee will be entitled to severance in an amount equal to one and a half (1.5) times his current base salary plus one month of pay for each year of employment within 30 days of his notice of termination. WG agrees to continue in force and effect for 1.5 years from the date of termination all Benefits and Employee shall immediately be vested in all Incentive Stock Options, Stock Options and any Warrants and Shares.

However, if Officer Employee is offered and accepts employment with the successor company on similar or more favorable financial terms as his current employment with WG, no such severance will be applicable.

CONFIDENTIALITY

Officer Employee’s continuing obligation to preserve WG’s confidential information.
Officer Employee acknowledges that during his employment he has access to confidential and proprietary information regarding WG. Officer Employee represents that he has held all such information confidential and will continue to do so and that he will not disclose, or cause to be disclosed in any way, any trade secrets, confidential information or documents obtained as a result of or in connection with his employment with WG to any third person without the express, written consent of WG, except as required in the performance of duties pursuant to this Agreement. Officer Employee will not divulge operational matters, plans or budgets, or other matters concerning WG considered to be confidential and not in the public domain, except as required in the performance of duties pursuant to this Agreement.

Solicitation of Officer Employees and acquisition of properties.
Officer Employee further agrees that for a period of two years after leaving WG, Officer Employee will not solicit other employees of WG. Officer Employee is restricted from acquiring property within two (2) miles of properties held by WG at the time of Officer Employee’s termination.

3

OTHER PROVISIONS

ENTIRE AGREEMENT

This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

WAIVERS AND AMENDMENTS

This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by written instrument signed by the parties.

SUCCESSORS

This Agreement shall be binding for one (1) year from the date of a purchase, merger, consolidation, reorganization or otherwise, against any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of WG.

LIMITED EFFECT OF WAIVER BY EMPLOYER

If WG waives a breach of any provision of this agreement by the Employee, that waiver will not operate or be construed as a waiver of later breaches by the Employee.

SEVERABILITY

If, for any reason, any provision of this Agreement is held invalid, the other provisions of this agreement will remain in effect, in so far as is consistent with the law.

CHOICE OF LAW

This Agreement is entered into in the State of Nevada, and the laws of this state shall apply to any dispute concerning the Agreement.

In witness whereof, the parties have executed this agreement effective the date first set forth above.

Employer: Western Goldfields, Inc	Officer Employee:
Name: Gerald B. Ruth	Name: Thomas Mancuso
Signature: /s/ Gerald B. Ruth	Signature: /s/ Thomas Mancuso
Dated this 27th day of December, 2004	Dated this 27th day of December, 2004

4